Exhibit 11.
Statement re: Computation of Earnings Per Share

Three Month Period Ended March 31,          1995                     Three Month Period Ended March 31,             1995

                                       Primary   Assuming                                                   Primary     Assuming
                                                 Full                                                                   Full
                                                 Dilution                                                               Dilution



Weighted average                                                 Weighted average
of outstanding shares                  20,197,095  20,197,095    of outstanding shares                      20,197,095   20,197,095

Common equivalent shares:                                         Common equivalent shares:
  outstanding stock options <F2>          457,812    473,384      outstanding stock options                    457,812     473,384

Other potentially dilutive securities:                            Other potentially dilutive securities:
  Convertible debentures                      N/A   4,104,335     convertible debentures                         N/A      4,104,335

Shares used in computing                                          Shares used in computing net
net income per share                   20,654,907  24,774,814     income per share                          20,654,907   24,774,814


Net income                             $1,967,397  $1,967,397     Net income                              $  1,967,397   $1,967,397

Adjustments assuming full dilution:                               Adjustments assuming full dilution:
   Interest expense, net of taxes             N/A     696,938     interest expense, net of taxes                    N/A     696,938

Net income, assuming full                                         Net income, assuming
dilution                               $1,967,397  $2,664,335     full dilution                           $  1,967,397   $2,664,335

Net income per share                   $   0.095   $   0.108      Net income per share                    $      0.095   $    0.108

Dilution percentage                                               Dilution percentage
assuming full dilution <F1>                  N/A    (12.904)%     assuming full dilution <F1>                      N/A     (12.904)%

Net income per share used              $    0.10   $    0.10      Net income per share used               $       0.10   $     0.10

Notes:
<F1> Provided that dilution is greater than 3%, the convertible debentures are considered dilutive in the calculation and presentation of per share data.

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